UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2026

Tempest Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35890	45-1472564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Sierra Point Parkway, Suite 400
Brisbane, California	94005
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 798-8589

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	TPST	The Nasdaq Stock Market LLC
Series A Junior Participating Preferred Purchase Rights	N/A	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

Effective October 13, 2026, the Board of Directors (the “Board”) of Tempest Therapeutics, Inc. (the “Company”) appointed Mr. John Frederick as a Class III director of the Board. Mr. Frederick will serve until the Company’s 2027 annual meeting of stockholders and until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

John Frederick, age 62, is a retired senior financial and operating executive with more than three decades of leadership experience across public, private equity-backed and venture-backed companies, principally in technology and technology-enabled businesses. From May 2025 to September 2026, he served as Chief Financial Officer of Skillsoft Corp. (NYSE: SKIL) (“Skillsoft”) and previously, beginning in August 2024, he served as Skillsoft’s Chief Transformation Officer, a position in which he oversaw Skillsoft’s business planning. From September 2021 to February 2024, prior to his employment at Skillsoft, Mr. Frederick also held strategic leadership positions of increasing responsibility at Indigo Ag, Inc., an agriculture technology company, including Global Head of Carbon Commercial Operations and Chief Financial Officer, where he helped scale the business through a considerable growth phase while reducing core costs and deleveraging the business. Mr. Frederick acted as an advisor to Indigo Ag, Inc. from March 2021 through September 2021. Mr. Frederick previously held senior positions at a predecessor Skillsoft entity, serving as Chief Administrative Officer from November 2018 to June 2021 and simultaneously serving as Chief Executive Officer of SumTotal Systems LLC, a former subsidiary of that entity, from September 2019 to June 2021. In those roles, he led Skillsoft’s transformation efforts. Among other roles, he has previously held senior finance and administrative roles in several consumer product and technology companies as well as a predecessor company to a prominent “Big 4” public accounting firm. Mr. Frederick has served as a member of the Board of Directors of SenSanna, Inc., an early-stage sensor technology business, since August 2016. He has more than twenty years of experience leading financial, operational and administrative functions within private and public companies ranging from start-ups through companies with revenue of more than $2 billion. Mr. Frederick holds a Bachelor of Arts in Economics from the University of Maryland Baltimore County.

As a non-employee director, Mr. Frederick will be compensated in accordance with the Company’s Non-Employee Director Compensation Policy (the “Compensation Policy”). Pursuant to the Compensation Policy, Mr. Frederick will receive compensation in connection with his service as a non-employee director, including an initial option award to purchase 25,000 shares of the Company’s common stock under the Company’s 2023 Equity Incentive Plan, subject to the terms and conditions of the applicable award agreement and the Compensation Policy. Mr. Frederick has entered into the Company’s standard form of indemnification agreement, the form of which was previously filed by the Company.

There are no arrangements or understandings between Mr. Frederick and any other person pursuant to which he was appointed as a director of the Company, there are no family relationships between Mr. Frederick and any of the Company’s directors or executive officers, and there are no transactions involving Mr. Frederick requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01. Regulation FD Disclosure.

On October 14, 2026, the Company issued a press release entitled “Tempest Appoints John W. Frederick to Board of Directors, Strengthening Financial and Capital Markets Expertise.” A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
99.1	Press Release, dated October 14, 2026, furnished herewith.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEMPEST THERAPEUTICS, INC.

Date: October 19, 2026	By:	/s/ Matthew Angel
	Name:	Matthew Angel
	Title:	President and Chief Executive Officer

3